UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 13, 2007
XCORPOREAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31608	98-0349685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Blvd., Suite 340
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 738-5138
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
Reference is made to the current report on Form 8-K filed February 13, 2007, in which it was disclosed that we dismissed Amisano Hanson, Chartered Accountants, and that in connection with the audits of the fiscal years ended December 31, 2005 and 2004 and the interim period through September 30, 2006, there have been no disagreements between us and Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amisano Hanson, would have caused it to make reference in connection with their opinion to the subject matter of the disagreements.
This amendment is to further disclose that there were also no such disagreements during the interim period through February 13, 2007, the date of dismissal.
We have provided Amisano Hanson with a copy of the foregoing further disclosure, and requested that Amisano Hanson furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statement. Attached as Exhibit 16.2 is a copy of Amisano Hanson’s letter, dated March 14, 2007, stating its agreement with such statement.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

No.	Description
16.2	Letter from Amisano Hanson dated March 14, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2007	XCORPOREAL, INC.

	By:	/s/ Daniel S. Goldberger Daniel S. Goldberger
President and Chief Operating Officer